Exhibit 10.2

SERACARE LIFE SCIENCES, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”) by and between SeraCare Life Sciences, Inc. a California corporation (the “Corporation”), and Thomas Lawlor (the “Participant”) evidences the nonqualified stock option (the “Option”) granted by the Corporation to the Participant as to the number of shares of the Corporation’s common stock, no par value (the “Common Stock”), first set forth below.

Number of Shares of Common Stock:[1]	160,000	Award Date: December 13, 2004

Exercise Price per Share:[1]	$11.54	Expiration Date:[1,2] December 13, 2010

Vesting[1,2] One-third of the total number of shares subject to the Option shall vest on each of the first, second and third anniversaries of the Award Date.

The Option is subject to the Terms and Conditions of Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference). The Option has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. The Option is not and shall not be deemed to be an incentive stock option within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The parties agree to the terms of the Option set forth herein, and the Participant acknowledges receipt of a copy of the Terms.

“PARTICIPANT”	“SERACARE LIFE SCIENCES, INC.” (a California corporation)

/s/ Thomas Lawlor	By:	/s/ Michael F. Crowley, Jr.
Signature

Thomas Lawlor	Its:	Chief Executive Officer
Print Name

66 Old North Trail
Address

Mansfield, Massachusetts 02049
City, State, Zip Code

CONSENT OF SPOUSE

In consideration of the Corporation’s execution of this Option Agreement, the undersigned spouse of the Participant agrees to be bound by all of the terms and provisions hereof, including the Terms.

Signature of Spouse	Date

[1]	Subject to adjustment under Section 4.1 of the Terms.
[2]	Subject to early termination under Section 4.2 or 4.3 of the Terms.

TERMS AND CONDITIONS OF OPTION

1. Vesting; Limits on Exercise.

As set forth in the Option Agreement, the Option shall vest and become exercisable in percentage installments of the aggregate number of shares of Common Stock subject to the Option. The Option may be exercised only to the extent the Option is vested and exercisable.

•	Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•	Minimum Exercise. No fewer than 100[1] shares of Common Stock may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

2. Continuance of Employment Required; No Employment Commitment.

The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Partial service, even if substantial, during any vesting period will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4.3 below.

Nothing contained in this Option Agreement constitutes an employment commitment by the Corporation, confers upon the Participant any right to remain employed by the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation.

For purposes of this Option Agreement, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

3. Exercise of Option.

3.1. Method of Exercise. The Option shall be exercisable by the delivery to the Secretary of the Corporation of a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option and accompanied by:

•	delivery of an executed Exercise Agreement in substantially the form attached hereto as Exhibit A or such other form as from time to time may be required by the Corporation (the “Exercise Agreement”);

•	payment in full for the Exercise Price of the shares to be purchased in one of the forms set forth under Section 3.2;

•	satisfaction of the tax withholding provisions of Section 3.3 below; and

•	any written statements or agreements required pursuant to Section 3.4 below.

3.2. Payment of Exercise Price. The Exercise Price of the shares to be purchased will be paid in full at the time of each purchase in one or a combination of the following methods:

•	in cash or by electronic funds transfer;

•	by check payable to the order of the Corporation;

•	if authorized by the Corporation, by a cashless exercise pursuant to such rules as the Corporation may adopt;

•	by notice and third party payment in such manner as may be authorized by the Corporation;

•	subject to the proviso below and the approval of the Corporation’s Board of Directors (the “Board”) at the time, by the delivery of shares of Common Stock already owned by the Participant, provided that any shares of Common Stock delivered that were initially acquired from the Corporation upon exercise of a stock option must have been owned by the Participant at least six (6) months as of the date of delivery.

Shares of Common Stock used to satisfy the Exercise Price will be valued at their Fair Market Value on the date of exercise. “Fair Market Value” on any date means:

(a)	if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date (or if the market has not closed at the applicable time), then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares;

(b)	if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock, as furnished by the National Association of Securities Dealers, Inc. (“NASD”) through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information, on such date, or, if there is no trading of the stock on such date (or if the market has not closed at the applicable time), then the last price of the stock as so furnished on the next preceding date on which there was trading in such shares; or

(c)

if the stock is not listed or admitted to trade on a national securities exchange and is not reported by the NASD through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information, the value as established by the Corporation at such time for purposes of this Option Agreement (if the price of the stock is furnished by the NASD through the NASDAQ SmallCap Market, the Corporation’s determination of Fair Market Value may be based on, without limitation, the last price and/or the mean between the bid and asked prices for the stock as of the relevant date or as of the last date that there was trading in the stock, as applicable).

3.3. Tax Withholding. Upon any exercise, vesting, or payment of the Option, the Corporation shall have the right at its option to:

•	require the Participant (or his personal representative or his beneficiary, in the case of the Participant’s disability or death, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation may be required to withhold with respect to the Option event or payment;

•	deduct from any amount payable in cash the minimum amount of any taxes which the Corporation may be required to withhold with respect to such cash payment; or

•	reduce the number of shares of Common Stock to be delivered by (or otherwise reacquire) the appropriate number of shares of Common Stock, valued at their then Fair Market Value, to satisfy such withholding obligation.

In no event will the value of any shares withheld exceed the minimum amount of required withholding under applicable law.

3.4. Legal Compliance. The grant of the Option and the offer, issuance and delivery of shares of Common Stock in respect of the Option are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. In addition, any securities delivered in respect of the Option may be subject to any special restrictions to preserve a pooling of interests under generally accepted accounting principles. The person acquiring any securities in respect of the Option will, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

4. Adjustments; Early Termination.

4.1. Adjustments. Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution (“spin-off”) in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the assets of the Corporation as an entirety (“asset sale”); then the

Corporation shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(a)	in any of such events, proportionately adjust any or all of (i) the number of shares of Common Stock or the number and type of other securities that thereafter may be made the subject of the Option, and (ii) the Exercise Price of the Option, or

(b)	in the case of a reclassification, recapitalization, merger, consolidation, combination, or other reorganization, spin-off or asset sale, make provision for a cash payment or for the substitution or exchange of the Option or the cash, securities or property deliverable to the Participant based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Corporation may adopt such valuation methodologies with respect to the Option as it deems reasonable in the event of a cash or property settlement, including without limitation basing such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the Exercise Price.

In any of such events, the Corporation may take such action prior to such event to the extent that the Corporation deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.

4.2. Possible Early Termination of Option. Reference is made to that certain Key Executive Employment Agreement, with an effective date of December 13, 2004, by and between the Corporation and the Participant (the “Employment Agreement”). As provided in Section 7(b) of the Employment Agreement, if a “Change in Control” (as such term is defined in the Employment Agreement) occurs, the unvested portion of the Option shall immediately become fully vested. To the extent the Option is vested and not exercised in connection with or prior to (a) a dissolution of the Corporation, (b) an event described in Section 4.1 that the Corporation does not survive, or (c) the consummation of a Change in Control, the Option shall terminate, subject to any provision that has been made by the Corporation through a plan of reorganization or otherwise for the substitution, assumption, exchange or other settlement of the Option.

4.3. Effects of Termination of Employment or Service. If the Participant is terminated by the Corporation for any reason other than “Cause” (as such term is defined in the Employment Agreement) or if the Participant terminates his employment for “Good Reason” (as such term is defined in the Employment Agreement) (the date of the Participant’s termination is referred to herein as the “Severance Date”), the portion, if any, of the Option that would have vested during the remainder of the calendar year in which the termination occurs shall immediately become fully vested and the Participant shall have three (3) months after the Severance Date to exercise the Option to the extent it shall be or shall have become exercisable on the Severance Date. In the case of a termination for Cause, the Option shall terminate on the Severance Date. In all other cases, the Option, to the extent not exercisable on the Severance Date, shall terminate.

Notwithstanding any other provision herein, the Option shall not continue to vest during any leave of absence of the Participant, unless the Corporation otherwise expressly provides in connection with the leave or unless continued vesting is required as a matter of law in respect of the nature of the leave.

5. Non-Transferability and Other Restrictions. The Option and any other rights of the Participant under this Option Agreement are nontransferable and exercisable only by the Participant, except as set forth below.

The exercise and transfer restrictions set forth above will not apply to:

•	transfers to the Corporation,

•	the designation of a beneficiary to receive benefits in the event of the Participant’s death or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

•	transfers pursuant to a qualified domestic relations order if approved or ratified by the Corporation,

•	if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by his legal representative,

•	the authorization by the Corporation of “cashless exercise” procedures consistent with applicable laws and the express authorization of the Corporation, or

•	upon approval by the Corporation, transfers to certain persons or entities related to the Participant, subject to the condition that the Corporation receive evidence satisfactory to it that the transfer is being made for essentially estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee).

6. Privileges of Stock Ownership.

Except as otherwise expressly authorized by the Corporation, the Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

7. No Corporate Action Restriction.

The existence of the Option and this Option Agreement shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the Corporation’s or any Subsidiary’s capital structure or its business, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the Corporation’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the Corporation or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. Neither the Participant nor any other person shall have any claim under the Option or this Option Agreement against any member of the Board, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8. Notices.

Any notice to be given under the terms of this Option Agreement or the Exercise Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the address given beneath the Participant’s signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer employed by the Corporation or any Subsidiary, shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

9. Entire Agreement.

This Option Agreement (together with the form of Exercise Agreement attached hereto) constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. This Option Agreement and the Exercise Agreement may be amended only by a written instrument signed by both the Participant and the Corporation. The Corporation may, however, unilaterally waive any provision hereof or of the Exercise Agreement in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

10. Governing Law; Limited Rights.

10.1. California Law. This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflict of law principles thereunder.

10.2. Limited Rights. The Participant has no rights as a shareholder of the Corporation with respect to the Option as set forth in Section 6. The Option does not place any limit on the corporate authority of the Corporation as set forth in Section 7.

11. Representations by the Participant.

The Participant by executing this Option Agreement hereby makes the following representations to the Corporation and acknowledges that the Corporation’s reliance on securities law exemptions from qualification in the State of California is predicated, in substantial part, upon the accuracy of these representations:

•

The Participant is acquiring the Option and if and when he exercises the Option will acquire the shares of Common Stock solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act of 1933, as amended, the California Corporate Securities Law, or other applicable state securities laws.

•	The Participant is knowledgeable about the Corporation and has a preexisting personal or business relationship with the Corporation. As a result of such relationship, he is familiar with, among other characteristics, its business and financial circumstances and has access on a regular basis to or may request the Corporation’s condensed consolidated balance sheet and condensed consolidated income statement setting forth information material to the Corporation’s financial condition, operations and prospects.

•	At no time was an oral representation made to the Participant relating to the Option or the purchase of shares of Common Stock and the Participant was not presented with or solicited by any promotional meeting or material relating to the Option or the Common Stock.

(Remainder of Page Intentionally Left Blank)

EXHIBIT A

SERACARE LIFE SCIENCES, INC.

OPTION EXERCISE AGREEMENT

The undersigned (the “Purchaser”) hereby irrevocably elects to exercise his right, evidenced by that certain Nonqualified Stock Option Agreement dated as of                              (the “Option Agreement”), as follows:

•	the Purchaser hereby irrevocably elects to purchase shares of Common Stock, no par value per share (the “Shares”), of SeraCare Life Sciences, Inc., a California corporation (the “Corporation”), and

•	such purchase shall be at the price of $ per share, for an aggregate amount of $ (subject to applicable withholding taxes pursuant to Section 3.3 of the Terms and Conditions of Option attached to the Option Agreement (the “Terms”)).

Delivery of Share Certificate. The Purchaser requests that a certificate representing the Shares be registered to Purchaser and delivered to:

__________________________________________________________________________________________________________.

Option Agreement. The Purchaser acknowledges that all of his rights are subject to, and the Purchaser agrees to be bound by, all of the terms and conditions of the Option Agreement, which is incorporated herein by this reference. If a conflict or inconsistency between the terms and conditions of this Exercise Agreement and of the Option Agreement shall arise, the terms and conditions of the Option Agreement shall govern. The Purchaser acknowledges receipt of a copy of all documents referenced herein and acknowledges reading and understanding these documents and having an opportunity to ask any questions that he may have had about them.

“PURCHASER”	ACCEPTED BY:
SERACARE LIFE SCIENCES, INC. (a California corporation)
Signature
By:

Print Name

Print Name:
Address
Title:

(To be completed by the Corporation after the price (including applicable withholding taxes), value (if applicable) and receipt of funds is verified.)
City, State, Zip Code

1